UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  January 31, 2009

PUREDEPTH, INC.
(Exact name of registrant as specified in its charter)

Delaware	None	20-4831825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 Twin Dolphin Drive, Suite D
Redwood City, California 94065
(Address of principal executive offices) (Zip code)

(650) 632-0800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On February 3, 2009, the Company entered into an Amendment No. 1 to Convertible Promissory Notes (the “Amendment”), which amends each of the  Convertible Promissory Notes previously issued by the Company to K One W One Limited (“K1W1”) on February 4, 2008, March 14, 2008, July 4, 2008 and August 12, 2008, respectively (collectively, the “Notes”), pursuant to the  Convertible Note Purchase Agreement dated as of February 4, 2008 and Security Agreement dated as of February 4, 2008, in each case as amended by Amendment No. 1 to Convertible Note Purchase Agreement and Security Agreement dated July 4, 2008 and Amendment No. 2 to Convertible Note Purchase Agreement and Security Agreement dated August 12, 2008.  The Amendment restates and extends the maturity date of each of the Notes to February 4, 2010. All other terms and conditions of the Notes and the Convertible Note Purchase Agreement and Security Agreement, as amended, remain the same.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01  Other Events

On January 31, 2009, the Company entered into a settlement agreement with The Bass Group, pursuant to which the settlement agreement between the Company and The Bass Group dated as of December 2001 (the “Initial Settlement”) will expire on February 27, 2009 and the Company has made a one-time payment to The Bass Group of approximately $43,000.  Pursuant to the agreement, the Company will retain ownership of the patents covered by the Initial Settlement until they expire on February 27, 2009.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.42	Amendment No. 1 to Convertible Promissory Notes entered into with K1W1

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUREDEPTH, INC., ( Registrant )

Date: February 4, 2009	By:	/s/ Jonathan J. McCaman
Mr. Jonathan J. McCaman Chief Financial Officer and Secretary